EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

SofTech, Inc.

Lowell, Massachusetts 01854

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-180723) of SofTech, Inc. of our report dated August 29, 2016, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of SofTech, Inc. for the year ended May 31, 2016.

/s/ Moody, Famiglietti & Andronico, LLP

Tewksbury, Massachusetts

August 29, 2016